UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2008
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA		92618

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On April 9, 2008, the Board of Directors of Endologix, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment to the Company’s 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”) and an amendment to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), which amendments were approved by the Company’s stockholders at the Company’s Annual Meeting held on May 22, 2008. The amendment to the 2006 Purchase Plan increased the authorized number of shares of the Company’s common stock purchasable under the 2006 Purchase Plan by 250,000 shares, or from 308,734 shares to 558,734 shares. The amendment to the 2006 Plan increased the authorized number of shares of Company’s common stock issuable under the 2006 Plan by 3,000,000 shares, or from 2,814,478 shares to 5,814,478 shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
May 28, 2008	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer